Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stewardship Financial Corporation
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-204352) and Form S-8 (No. 333-31245 and 333-167373) of Stewardship Financial Corporation of our reports dated March 15, 2019, relating to the consolidated financial statements, and the effectiveness of Stewardship Financial Corporation’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP

New York, New York
March 15, 2019